UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2014 (October 21, 2014)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

53 West 23rd Street
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2014, Tremor Video, Inc., or the Company, appointed Michael Todd to its Board of Directors, or the Board, effective immediately, as a Class I director.  Upon his appointment, Mr. Todd joined the Nominating and Corporate Governance Committee of the Board.

Mr. Todd, age 36, currently serves as the Chief Technology Officer of Victorious, Inc., a mobile platform technology company that connects online content creators with their communities, which he co-founded in November 2013.  From January 2011 to February 2014 he served as Chief Technology Officer, and from September 2008 to December 2010 he served as VP, Engineering, of OpenX Technologies, Inc., a web and mobile advertising technology company that provides a comprehensive platform for publishers.  Mr. Todd served as Senior Engineering Manager at Google Inc. from 2004 to 2007.  Prior to this, Mr. Todd co-founded and served as an executive officer at Red Swoosh, Inc., a peer-to-peer content delivery network, and Scour Inc., a multimedia search engine.  Mr. Todd received a B.S. degree in computer science and engineering from University of California, Los Angeles.

In connection with the appointment of Mr. Todd as an independent director, Mr. Todd was granted restricted stock units representing 117,256 shares of the Company’s common stock under the terms and conditions of the Company’s 2013 Equity Incentive Plan.  28,761 of these restricted stock units will vest in full on the date of the Company’s 2015 annual meeting of stockholders provided Mr. Todd continues to serve on the Board as of such date, and 88,495 of these restricted stock units will vest in full on the first anniversary of the date of grant provided Mr. Todd continues to serve on the Board as of such date.  These restricted stock units were granted pursuant to the Company’s non-employee director compensation policy, which was previously filed with the SEC as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 filed on June 14, 2013.

Mr. Todd will also be entitled to all other applicable cash compensation described in the Company’s non-employee director compensation policy. The Company also intends to enter into its standard form of indemnification agreement with Mr. Todd, the form of which was previously filed with the SEC as Exhibit 10.18 to Company’s Registration Statement on Form S-1 filed on June 14, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: October 22, 2014	By:	/S/ ADAM LICHSTEIN
Adam Lichstein
Senior Vice President, Chief Operating Officer, General Counsel and Secretary

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